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                                                                  EXHIBIT (C)(1)


                          INVESTMENT ADVISORY AGREEMENT

        Investment Advisory Agreement executed as of February 14, 1996, between SIERRA PRIME INCOME FUND, a Massachusetts business trust (the "Trust") and SIERRA INVESTMENT ADVISORS CORPORATION, a California corporation (the "Advisor").

        Witnesseth:

        That in consideration of the mutual covenants herein contained, it is agreed as follows:

        1SERVICES TO BE RENDERED BY ADVISOR TO THE TRUST.

        (a) Subject always to the control of the Board of Trustees, the Advisor will, at its expense, furnish continuously an investment program for the Trust, will make investment decisions on behalf of the Trust and will, subject to the provisions of paragraph (c), place all orders for the purchase and sale of its portfolio securities. Subject always to the control of the Trustees, the Advisor will also manage, supervise and conduct the other affairs and business of the Trust and matters incidental thereto. In the performance of its duties, the Advisor will comply with the provisions of the Agreement and Declaration of Trust, the By-laws of the Trust and the Trust's stated investment objectives, policies and restrictions as set forth in its Registration Statement on Form N-2, File No. 33- 98824 and will use its best efforts to safeguard and promote the welfare of the Trust and to comply with other policies which the Trustees may from time to time determine.

        (b) The Advisor, at its expense, will furnish all necessary office space and equipment, bookkeeping and clerical services (excluding securities accounting and transfer agency services) required for it to perform its duties hereunder and will pay all salaries, fees and expenses of Officers and Trustees of the Trust who are affiliated with the Advisor.

        (c) In the selection of banks, syndicated loan agents, brokers, dealers, futures commissions merchants or any other sources of portfolio investments for the Trust (hereafter, "brokers or dealers") and the placing of orders for the purchaser and/or sale of portfolio investments for the Trust, the Advisor shall seek to obtain the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Trust the most favorable price and execution available, the Advisor, bearing in mind the Trust's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Trust to pay, a broker or dealer that provides brokerage and research services to the Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Trust and to other clients of the Advisor as to which the Advisor exercised investment discretion. The Trust hereby agrees with the Advisor and with any Sub-Advisor selected by the Advisor as provided in Section 1(d) that any entity or person associated with the Advisor or such Sub-Advisor which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a)(1)(H) of the Securities

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Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

        (d) Subject to the provisions of the Agreement and Declaration of Trust of the Trust and the Investment Company Act of 1940, the Advisor, at its expense, may select and contract with one or more investment advisers (the "Sub-Adviser") for the Trust to perform some or all of the services for which it is responsible pursuant to paragraph (a) of this Section 1 (and any related facilities or services for which it is responsible under paragraph (b) of this
Section 1). The Advisor will compensate any Sub-Adviser of the Trust for its services to the Trust. The Advisor may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Advisor unless and until a successor Sub-Adviser is selected.

        (e) The Advisor shall not be obligated to pay any expenses of or for the Trust not expressly assumed by the Advisor pursuant to this Section other than as provided in Section 3.

        2.  OTHER AGREEMENTS, ETC.

        It is understood that any of the shareholders, Trustees officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and that the Advisor and any person controlled by or under common control with the Advisor may have an interest in the Trust.

        The Trust also understands that the Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Trust has no objection to the Advisor so acting, provided that whenever the Trust and one or more other accounts or investment companies advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Trust recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Trust. In addition, the Trust understands that the persons employed by the Advisor to assist the performance of the Advisor's duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

        3.  COMPENSATION TO BE PAID BY THE TRUST TO THE ADVISOR.

        The Trust will pay to the Advisor as compensation for services rendered, for the facilities furnished and for the expenses borne by the Advisor pursuant to Section 1, a fee, computed and paid monthly at the annual rate of .95% of the value of the Trust's average daily net assets. Such average daily net asset value of the Trust shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this Agreement is in effect. Such fee shall be payable for each month within five (5) business days after the end of such month.

        In the event that expenses of the Trust for any fiscal year (not including any interest, taxes, brokerage, extraordinary expenses or distribution expenses paid by the Trust pursuant to any distribution plan) should exceed the expense limitation on investment company expenses enforced by any statute or regulatory authority of any jurisdiction in which shares of the Trust are qualified for offer and sale, the compensation due the Advisor for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Trust exceed any expense limitation which the Advisor may, by written notice to the Trust, voluntarily declare to be effective with respect to the Trust, subject to such terms and conditions as the Advisor may prescribe in such notice, the compensation due the Advisor shall be reduced, and, if necessary, the Advisor shall bear the Trust's expenses to the extent required by such expense limitation.


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        The Advisor shall not be required to reimburse any amount in excess of the compensation paid to it pursuant to Section 3. If the Advisor shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

        4.  ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS
            AGREEMENT.

        This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Agreement shall not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Trust, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Board of Trustees who are not interested persons of the Trust or of the Advisor or of any Sub-Adviser of the Trust as defined in the Investment Company Act of 1940, as amended .

        5EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

        This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

                         (a) Either party hereto may at any time terminate this Agreement by not more than sixty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

                         (b) If (i) the Board of Trustees or the shareholders by the affirmative vote of a majority of the outstanding shares of the Trust, and (ii) a majority of the Board of Trustees who are not interested persons of the Trust or of the Advisor, as defined in the Investment Company Act of 1940, as amended, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Trust for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Advisor may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

        Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Trust.

        Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

        1.  CERTAIN INFORMATION.

        The Advisor shall promptly notify the Trust in writing of the occurrence of any of the following events: (a) the Advisor shall fail to be registered as an investment adviser under the Investment Company Act of 1940, as amended, from time to time, and under the laws of any jurisdiction in which the Advisor is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Advisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust and (c) there shall be any change in the control of the Advisor.

        2.  CERTAIN DEFINITIONS.

        For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" of the Trust means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more

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of the shares of the Trust present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust entitled to vote at such meeting are present in person or by proxy, or
(b) of the holders of more than 50% of the outstanding shares of the Trust entitled to vote at such meeting, whichever is less.

        For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        3.  NONLIABILITY OF ADVISOR.

        The Advisor shall exercise its best judgement in rendering its services under this Agreement. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

        4.  USE OF NAME.

        The Advisor owns the name "Sierra", which may be used by the Trust only with the consent of the Advisor. The Advisor consents to the use by the Trust of the name "Sierra Prime Income Fund" or any other name embodying the name "Sierra", but only on condition and so long as (i) this Agreement shall remain in full force, (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it, and (iii) Sierra Investment Advisors Corporation is the Advisor of the Trust. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as provided in this section. The foregoing authorization by the Advisor to the Trust to use the name "Sierra" as part of a business or name is not exclusive of the right of the Advisor itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Advisor and the Trust, the Advisor has the exclusive right so to use, or authorize others to use, said name, and the Trust agrees to take such action as may reasonably be requested by the Advisor to give full effect to the provisions of this section (including, without limitation, consenting to such use of said name). Without limiting the generality of the foregoing, the Trust agrees that, upon (i) any termination of this Agreement by either party, (ii) the violation of any of its provisions by the Trust or (iii) termination of this Investment Advisor Agreement between the Advisor and the Trust, the Trust will, at the request of the Advisor, within six months after such termination or violation, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to the name "Sierra" and will not thereafter transact any business in a name containing the name "Sierra" in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the name "Sierra" or any other reference to the Advisor. Such covenants on the part of the Trust shall be binding upon it, its trustees, offices, stockholders, creditors and all other persons claiming under or through it.

        5.  LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

        A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust, as Trustees, and not individually and that the obligations of this instrument are not binding upon any of the Trustee or shareholders individually but are binding only upon the assets and property of the Trust.

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         6.  COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

        IN WITNESS WHEREOF, SIERRA PRIME INCOME FUND and SIERRA INVESTMENT ADVISORS CORPORATION have each caused this instrument to be signed in counterparts on its behalf by its duly authorized representative, all as of the day and year first above written.


                                  SIERRA PRIME INCOME FUND



                                  By /s/ Keith Pipes
                                     -------------------------------------------
                                  Title: Executive Vice President and Treasurer


                                  SIERRA INVESTMENT ADVISORS
                                  CORPORATION



                                  By /s/ Michael D. Goth
                                     -------------------------------------------
                                  Title: Chief Operating Officer



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